Exhibit 10.1

Healthier Choices Management Corp.

Attn: Jeffrey Holman

3300 N. 28th Way, Unit #1

Hollywood, FL 33020

March 27, 2026

Dear Mr. Holman:

On November 7, 2024, I entered into that certain line of credit agreement (the “Loan Agreement”) with Healthier Choices Management Corp. (the “Borrower”) and such Loan Agreement was amended on April 16, 2025. The parties to the Loan Agreement hereby agree to terminate the Loan Agreement and neither party shall have any further obligations thereunder.

This termination letter (the “Termination Letter”) to the Loan Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York applicable to agreements made and to be performed entirely within such State, without reference to its conflict of law rules. The Termination Letter shall be effective as of 11:59 p.m. eastern time on March 27, 2026.

Very truly yours,

By:	/s/ Hal Mintz
Name:	Hal Mintz, Individually

Healthier Choices Management Corp.

By:	/s/ John Ollet
Name:	John Ollet
Title:	Chief Financial Officer